Exhibit 10.64


                        KEY EXECUTIVE SEVERANCE AGREEMENT


         This Key Executive Severance Agreement (the "Agreement") is dated as of September 22, 1999, and is made by and between NewStar Media Inc., a California corporation (the "Company"), and Robert C. Murray who is presently Vice President, Secretary and General Counsel of the Company (the "Executive").

                                   WITNESSETH:

WHEREAS:

         A. The Executive is Vice President and General Counsel of the Company and an integral part of the Company's management.

         B. The Company wishes to assure both itself and the Executive of continuity of management generally, including continuity of management in the event of any actual change in control of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and in further consideration of services performed and to be performed by Executive for the Company, it is hereby agreed by and between the parties as follows:

         1. COMPANY'S RIGHT TO TERMINATE. The Company may not terminate the Executive's employment unless, to the extent provided for herein, the Company provides the benefits hereinafter specified in accordance with the terms hereof.

         2. EVENT. For Purposes of this Agreement, an "Event" shall mean any of the following:

                  (1) Approval by the shareholders or the Board of Directors of the Company of the dissolution or liquidation of the Company;

                  (2) Approval by the shareholders or the Board of Directors of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of the Company;

                  (3) Approval by the shareholders or the Board of Directors of the Company of the sale of 50% or more of the Company's business and/or assets or the Company's publishing business and/or assets to a person or entity which is not a Subsidiary; or

                  (4) A Change in Control. A "Change in Control" shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13 (d) and 14 (d) of the

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                           Exchange Act) is or becomes the "beneficial owner"
                           (as defined in Rule 13d-3 under he Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof.


         3. CERTAIN BENEFITS UPON OCCURRENCE OF EVENT. Upon the occurrence of an Event, any and all options to purchase common stock that were granted to the Executive on or prior to the date of such Event (the "Options") shall become immediately exercisable to the full extent theretofore not exercisable. Notwithstanding anything to the contrary contained in any agreement pursuant to which any Options may have been granted (including, without limitation, any stock option or similar plan of the Company) (a "Stock Option Agreement") if an Event shall have occurred, any and all Options shall not terminate or expire and shall remain exercisable for the longer of (i) the one year period following the date of such Event (whether or not the Executive shall remain employed by the Company) and (ii) the period provided in the applicable Stock Option Agreement.

         4. CERTAIN BENEFITS UPON TERMINATION OF EMPLOYMENT.

                  (a) If an Event shall have occurred, and there is a Termination of the Employment of the Executive in anticipation of such Event or within one (1) year after the occurrence of such Event, the Executive shall be entitled to receive the benefits provided in
                           Section 4(b) hereof.

                  (b) If there is a Termination of the Employment of the Executive as provided in Section 4(a) hereof, the Executive shall be entitled to the following benefits:

                           (i) The Company shall pay the Executive his full employment compensation through the Date of Termination at the rate in effect at the time Notice of Termination; and

                           (ii) The Company shall pay the Executive, on the Date of Termination, a lump sum payment equal to his full employment compensation for a one-year period at the rate in effect at the time Notice of Termination is given.

                  (c) The phrase "Termination of the Employment" of the Executive for purposes of this Agreement shall mean:

                           (i) Termination by the Company of the employment of the Executive for any reason other than death, Disability or for Cause as defined below; or

                           (ii)     Termination by the Executive of his
                                    employment with the Company within six (6) months of the occurrence of any of the following events:

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                                    (A)      The assignment to the Executive of
                                             any duties materially inconsistent
                                             with his positions, duties,
                                             responsibilities and status with
                                             the Company immediately prior
                                             thereto, or a material change in
                                             the Executive's reporting
                                             responsibilities, titles or offices
                                             as in effect immediately prior
                                             thereto, or any removal of the
                                             Executive from or any failure to
                                             appoint the Executive to any of
                                             such positions, except in
                                             connection with the termination of
                                             the Executive's employment due to
                                             death, Disability or for Cause;

                                    (B)      A reduction by the Company in the
                                             Executive's compensation as in
                                             effect on the date hereof or as the
                                             same may be increased from time to
                                             time;

                                    (C)      Subsequent to an Event, the failure
                                             by the Company to continue in
                                             effect any benefit or compensation
                                             plan, stock ownership plan, stock
                                             purchase plan, stock option plan,
                                             life insurance plan,
                                             health-and-accident plan or
                                             disability plan in which the
                                             Executive is participating at the
                                             time of an Event (or plans
                                             providing him with substantially
                                             similar benefits), or the taking of
                                             any action by the Company which
                                             would materially adversely affect
                                             the Executive's benefits under any
                                             of such plans or deprive the
                                             Executive of any fringe benefit
                                             enjoyed by him at the time of the
                                             Event;

                                    (D)      Any purported termination of the
                                             Executive's employment which is to
                                             be effected pursuant to a Notice of
                                             Termination satisfying the
                                             requirements of Section 4(f) below;
                                             and for purposes of this Agreement,
                                             no such purported termination shall
                                             be effective.

                  (d) The words "Disability" and "Cause" for purposes of this Agreement shall mean:

                           (i) DISABILITY. Termination by the Company of the Executive's employment based on "Disability" shall mean termination because of the Executive's absence from his duties with the Company (or its subsidiaries) on a full-time basis for 130 consecutive business days, as a result of incapacity due to physical or mental illness, unless within thirty (30) days after Notice of Termination (as hereinafter defined) is given following such absence the Executive shall have returned to the regular performance of his duties.

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

                           (ii) CAUSE. Termination by the Company of the Executive's employment for "Cause" shall mean termination upon (A) the willful and continued failure by Executive to substantially perform his duties with the Company (or its subsidiaries) other than any such failure resulting from his incapacity due to physical or mental illness, after a demand for substantial performance is delivered to the Executive by the Chief Executive Officer of the Company, which specifically identifies the manner in which the Executive has not substantially performed his duties, or (B) the willful engaging by the Executive in misconduct which is materially injurious to the Company (or its subsidiaries), monetarily or otherwise, and that constitutes on the part of the Executive common law fraud or a felony.

                  (e) Any purported termination by the Company pursuant to Sections 4(c)(i) or 4(d) above, or by the Executive pursuant to Section 4(c)(ii) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                  (f) "Date of Termination" shall mean (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a regular basis during such thirty (30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.


         5. MITIGATION OF DAMAGES. The Executive shall not be required to mitigate the amount of any payment provided for in Section 4 by seeking other employment or otherwise, nor shall the amount of any payment provided for in
Section 4 be reduced by any compensation earned by the Executive as the result of employment by or consultancy to another employer after the Date of Termination, or otherwise.

         6. SUCCESSORS: BINDING AGREEMENT.

                  (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or the publishing division of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

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                  (b) This Agreement shall inure to the benefit of and be
                  enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there be no such designee, to his estate.

         7. NOTICE. For the purpose of this Agreement, notices and all other communication provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid.

         8. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provision or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement; it being understood that this Agreement shall not provide or constitute any term of employment to the Executive, only certain severance provisions in the case of termination under certain circumstances. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.


         IN WITNESS WHEREOF, the parties hereto have agreed as set forth above.



NEWSTAR MEDIA INC.




/s/ Terrence A. Elkes
------------------------------


EXECUTIVE:




/s/ Robert Murray
------------------------------
Robert C. Murray

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